UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2008

Date of Report (Date of earliest event reported)

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Progress Boulevard

Alachua, Florida 32615

(Address of principal executive offices including zip code)

(386) 418-4018

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On February 12, 2008, Oragenics, Inc. (the “Company”) announced that 1,150,000 warrants to purchase common stock previously issued by the Company were exercised by six warrant holders, including the Company Director David Gury, the Company Chief Scientific Officer and Director Jeffrey Hillman, and our former CEO and President, Robert Zahradnik, resulting in aggregate proceeds to the Company of $506,000. As previously reported by the Company on Form 8-K, the private placement offering and sale of the warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

A copy of the February 12, 2008 press release announcing the exercise of the warrants is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Principal Officer; Appointment of Principal Officer

On February 12, 2008, Dr. Ronald P. Evens resigned as interim Chief Executive Officer, President so that he could devote more time to his own company and family. Dr. Evens will continue to serve as member of the Board of Directors. On February 12, 2008, the Board accepted his resignation and appointed Mr. Stanley Stein, also a member of the Board, as interim Chief Executive Officer and President. The expected tenure of his employment is until a permanent CEO is successfully recruited and retained in 2008.

There have been no changes with regards to other employees or the scientific and development team which will continue to work under Dr. Jeffrey Hillman’s direction

Item 9.01	Financial Information and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2008	ORAGENICS, INC.
(Registrant)

	BY:	/s/ Stanley B Stein
Stanley B Stein
Interim President and Chief Executive Officer